FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Massachusetts Municipal Trust

Fund	Fidelity Massachusetts Municipal Money Market Fund
Trade Date	6/5/13
Settle Date	7/2/13
Security Name	CMNWLTH MA 13B 3% 8/1/13
CUSIP	57582PN71
Price	100.232
Transaction Value	$ 6,610,300.40
Class Size	$ 469,045,000
% of Offering	1.406%
Underwriter Purchased From	BofA Merrill Lynch
Underwriting Members: (1)	BofA Merrill Lynch
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Citigroup
Underwriting Members: (4)	Jefferies
Underwriting Members: (5)	J.P. Morgan
Underwriting Members: (6)	RBC Capital Markets
Underwriting Members: (7)	Wells Fargo Securities
Underwriting Members: (8)	Fidelity Capital Markets
Underwriting Members: (9)	Mesirow Financial, Inc.
Underwriting Members: (10)	Morgan Stanley
Underwriting Members: (11)	M.R.Beal & Company
Underwriting Members: (12)	Ramirez & Co., Inc.
Underwriting Members: (13)	Raymond James
Underwriting Members: (14)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (15)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (16)	TD Securities (USA) LLC
Underwriting Members: (17)	U.S. Bancorp